Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2018 (the “Report”) of Hilltop Holdings Inc. (the “Company”), the undersigned hereby certify in their capacities as President and Co-Chief Executive Officer, Vice Chairman and Co-Chief Executive Officer, and Chief Financial Officer, respectively, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: October 25, 2018	By:	/s/ Jeremy B. Ford
Jeremy B. Ford
President and Co-Chief Executive Officer

Date: October 25, 2018	By:	/s/ Alan B. White
Alan B. White
Vice Chairman and Co-Chief Executive Officer

Date: October 25, 2018	By:	/s/ William B. Furr
William B. Furr
Chief Financial Officer

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.